No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONSTELLATION ENERGY GENERATION, LLC
(Exact name of registrant as specified in its charter)

Pennsylvania	4931	23-2990190
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Energy Way

Kennett Square, Pennsylvania 19348-2473

(833) 883-0162

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shane P. Smith

Executive Vice President and Chief Financial Officer

Constellation Energy Generation, LLC

1310 Point Street

Baltimore, Maryland 21231

(833) 883-0162

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Patrick R. Gillard, Esquire
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103
215-665-8500

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the exchange offers until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, dated           , 2026

PROSPECTUS

Constellation Energy Generation, LLC

Offer to Exchange
$646,822,000 aggregate principal amount of outstanding 4.625% Senior Notes due 2029
(CUSIP Nos. 131347CP9 and U13055AV7)
for
$646,822,000 aggregate principal amount of newly issued 4.625% Senior Notes due 2029 that will be issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”)
(CUSIP No. ______)
and
$847,655,000 aggregate principal amount of outstanding 5.000% Senior Notes due 2031
(CUSIP Nos. 30161NBC4 and US30161NBC48)
for
$847,655,000 aggregate principal amount of newly issued 5.000% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act
(CUSIP No. ______)
and
$795,179,000 aggregate principal amount of outstanding 3.750% Senior Notes due 2031
(CUSIP Nos. 30161NBF7 and US30161NBF78)
for
$795,179,000 aggregate principal amount of newly issued 3.750% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act
(CUSIP No. _______)

The exchange offers will expire at 5:00 p.m., New York City time, on                             , 2026, unless extended with respect to any or all series.

Constellation Energy Generation, LLC (“Constellation”, “we” or “us”) hereby offers, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offers”), to exchange (i) up to $646,822,000 aggregate principal amount of our outstanding 4.625% Senior Notes due 2029 (CUSIP Nos. 131347CP9 and U13055AV7) (the “original 2029 notes”) for a like principal amount of our newly issued 4.625% Senior Notes due 2029 that will be issued in a transaction registered under the Securities Act (CUSIP No. ______), (ii) up to $847,655,000 aggregate principal amount of outstanding 5.000% Senior Notes due 2031 (CUSIP Nos. 131347CQ7 and U13055AW5) (the “original 5.00% 2031 notes”) for a like principal amount of our $847,655,000 aggregate principal amount of newly issued 5.000% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act (CUSIP No. ______) (the “Exchange 5.000% 2031 notes”) and (iii) up to $795,179,000 aggregate principal amount of our outstanding 3.750% Senior Notes due 2031 (CUSIP Nos. 131347CR5 and U13055AX3) (the “original 3.750% 2031 notes” and, together with the original 2029 notes and the original 5.00% 2031 notes, the “original notes”) for a like principal amount of our 3.750% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act (CUSIP No. _________) (the “Exchange 3.750% 2031 notes” and, together with the Exchange 2029 notes and the Exchange 5.00% 2031 notes, the “Exchange Notes”). The terms of the exchange offers are summarized below and are more fully described in this prospectus.

The terms of each series of Exchange Notes are identical to the terms of the corresponding series of original notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the Exchange Notes.

We will accept for exchange any and all original notes of each series validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on             , 2026, unless extended (the “expiration date”).

You may withdraw tenders of original notes of each series at any time prior to the expiration of the relevant exchange offer.

We will not receive any proceeds from the exchange offers. The original notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

The exchange of original notes of each series for the corresponding series of Exchange Notes should not be a taxable event for U.S. federal income tax purposes.

No public market currently exists for any series of original notes. We do not intend to list any series of Exchange Notes on a securities exchange and, therefore, no active public market is anticipated.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 9 to read about important factors you should consider before tendering your original notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2026

We are responsible only for the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different, and we take no responsibility for any other information or representations that others may give you. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information incorporated by reference into or contained in this prospectus may only be accurate on the date of the relevant incorporated document or of this prospectus, as the case may be.

This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. See “Incorporation of Certain Information by Reference.” Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Constellation Energy Corporation

Attn: Director, Investor Relations

1310 Point Street

Baltimore, MD 21231

In order to obtain timely delivery of such materials, you must request such information from us no later than five business days prior to the expiration of the relevant exchange offer.

No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offers.

i

Forward Looking Statements

This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the Merger. This includes statements regarding the financing of the Merger and the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the Merger should not be considered a forecast of future results.

Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by us include those factors discussed herein, as well as the items discussed in (i) our 2025 Annual Report in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18 - Commitments and Contingencies; Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 18 - Commitments and Contingencies; and (ii) other factors discussed in filings with the SEC by us.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

Where You Can Find More Information

Constellation and Constellation Energy Corporation (“CEG Parent”) each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:

Constellation Energy Corporation
Attn: Director, Investor Relations
1310 Point Street
Baltimore, MD 21231
833-447-2783

This prospectus is one part of a registration statement filed on Form S-8 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

ii

Information about us is also available on CEG Parent’s web site at http://www.constellationenergy.com. The information on Constellation’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

Incorporation of Certain Information by Reference

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information deemed pursuant to the SEC’s rules to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the portions of the documents listed below relating to Constellation and any subsequent filings Constellation makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed pursuant to the SEC’s rules to be furnished and not filed with the SEC) until the exchange offers are consummated or terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026;
•	our Current Reports on Form 8-K filed with the SEC on December 9, 2025, January 7, 2026, January 8, 2026, January 13, 2026, January 15, 2026, March 20, 2026 (as amended on April 17, 2026), and April 17, 2026, in each case, excluding Items 2.02 or 7.01.

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the consummation or termination of the exchange offers shall be deemed to be incorporated by reference into the prospectus from the date such documents are filed. In addition, all filings filed by Constellation pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

iii

Summary

This summary highlights selected information from this prospectus prepared by us or on behalf of us, but does not contain all information that may be important to you. This prospectus includes specific terms of the Exchange Offers, information about our business and financial data. We encourage you to read this Prospectus Summary, together with the documents incorporated by reference, in their entirety before making a decision whether to participate in the Exchange Offers.

Except as otherwise provided herein, when we refer to “Constellation,” “the Company,” “we,” “our” or “us” in this prospectus, we mean Constellation Energy Corporation, together with our subsidiaries and Constellation.

Constellation Energy Generation, LLC

Constellation  is the largest private-sector power producer in the world and the nation's largest producer of clean and reliable energy. With 55 gigawatts of capacity from nuclear, natural gas, geothermal, hydro, wind and solar facilities, our fleet has the generating capacity to power the equivalent of 27 million homes, providing about 10% of the nation’s clean energy and delivering the around-the-clock reliability needed to power America's growing economy. We are also the largest nuclear energy company in the U.S. and a leading competitive retail supplier, serving approximately 2.5 million customer accounts nationwide, including three-fourths of the Fortune 100. We are committed to investing in innovation and new technologies to drive the transition to a reliable, sustainable and secure energy future.

Constellation was formed in 2000 as a Pennsylvania limited liability company. Constellation’s principal executive offices are located at 200 Energy Way, Kennett Square, Pennsylvania 19348-2473, and its telephone number is 833-883-0162.

Summary of the Exchange Offers

On January 8, 2026, we completed the private offering of $646,822,000 aggregate principal amount of outstanding 4.625% Senior Notes due 2029, $847,655,000 aggregate principal amount of outstanding 5.000% Senior Notes due 2031 and $795,179,000 aggregate principal amount of outstanding 3.750% Senior Notes due 2031. As part of those issuances, we entered into a registration rights agreement, dated as of January 15, 2026, with respect to the original notes, in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable commercial efforts to complete an exchange offer for each series of original notes. Below is a summary of the exchange offers.

Securities Offered	$646,822,000 aggregate principal amount of outstanding 4.625% Senior Notes due 2029, $847,655,000 aggregate principal amount of outstanding 5.000% Senior Notes due 2031, and $795,179,000 aggregate principal amount of outstanding 3.750% Senior Notes due 2031, in each case that will be issued in a transaction registered under the Securities Act. The form and terms of each series of Exchange Notes are identical to the corresponding series of original notes except that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the Exchange Notes.

Exchange Offers

We are offering to exchange up to $646,822,000 aggregate principal amount of the outstanding original 2029 notes, up to $847,655,000 aggregate principal amount of the outstanding original 5.00% 2031 notes and up to $795,179,000 aggregate principal amount of the outstanding original 3.750% 2031 notes for like principal amounts of the Exchange 2029 notes, the Exchange 5.00% 2031 notes and the Exchange 3.750% 2031 notes, respectively. You may tender original notes only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

We will issue each series of Exchange Notes promptly after the expiration of the applicable exchange offer. In order to be exchanged, an original note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the exchange offers, all original notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, $646,822,000 aggregate principal amount of original 2029 notes is outstanding, $847,655,000 aggregate principal amount of original 5.000% 2031 notes is outstanding and $795,179,000 aggregate principal amount of original 3.750% 2031 notes is outstanding. The original notes were issued under an Indenture dated as of September 28, 2007 (the “Indenture”), between us and U.S. Bank National Association, as trustee, setting forth the specific terms applicable to the original notes.

If all outstanding original notes are tendered for exchange, there will be $646,822,000 aggregate principal amount of Exchange 2029 notes (that will be issued in a transaction registered under the Securities Act), $847,655,000 aggregate principal amount of Exchange 5.000% 2031 notes (that will be issued in a transaction registered under the Securities Act) and $795,179,000 aggregate principal amount of Exchange 3.750% 2031 notes (that will be issued in a transaction registered under the Securities Act) outstanding after these exchange offers.

Expiration Date; Tenders

The exchange offers will expire at 5:00 p.m., New York City time, on , 2026, which is the twentieth day of the offering period, unless we extend the period of time during which any or all of the exchange offers are open. In the event of any material change in any of the exchange offers, we will extend the period of time during which the relevant exchange offer is open if necessary so that at least five business days remain in the relevant exchange offer period following notice of the material change. By signing or agreeing to be bound by the letter of transmittal, you will represent, among other things, that:

•      you are not an affiliate of ours;

•      you are acquiring the Exchange Notes in the ordinary course of your business;

•      you are not participating, do not intend to participate and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•      if you are a broker-dealer that will receive Exchange Notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued Interest on the Exchange Notes and the Original Notes

Each series of Exchange Notes will bear interest from (and including) the last interest payment date on which interest was paid on the original notes. Accordingly, if your original notes are accepted for exchange, you will receive interest on the corresponding series of Exchange Notes for the period commencing on (and including) the last interest payment date on which interest was paid on the original notes, and not on such original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offers	The exchange offers are subject to customary conditions. If we materially change the terms of any or all of the exchange offers, we will resolicit tenders of the applicable series of original notes and extend the applicable exchange offer period if necessary so that at least five business days remain in the relevant exchange offer period following notice of any such material change. See “The Exchange Offers—Conditions to the Exchange Offers” for more information regarding conditions to the exchange offers.

Procedures for Tendering Original Notes	A tendering holder must, at or prior to the expiration date:

•      transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed in this prospectus; or

•      if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus.

See “The Exchange Offers—Procedures for Tendering.”

Withdrawal Rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offers—Withdrawal Rights.”

Acceptance of Original Notes and Delivery of Exchange Notes

Subject to the conditions stated in the section “The Exchange Offers—Conditions to the Exchange Offers” of this prospectus, we will accept for exchange any and all original notes of each series that are properly tendered in the exchange offers and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The corresponding Exchange Notes will be delivered promptly after the expiration date. See “The Exchange Offers—Terms of the Exchange Offers.”

Material U.S. Federal Tax Consequences	Your exchange of original notes for Exchange Notes pursuant to the exchange offers should not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Exchange Agent

U.S. Bank Trust Company, National Association is serving as the exchange agent and information agent for the Exchange Offers. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offers—Exchange Agent.”

Use of Proceeds; Expenses	We will not receive any proceeds from the issuance of any series of Exchange Notes in the exchange offers. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the original notes and the Exchange Notes) other than underwriting discounts and commissions and transfer taxes, if any.

Resales

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe Exchange Notes issued under these exchange offers in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes that is an affiliate of ours or that intends to participate in the exchange offers for the purpose of distributing any of the Exchange Notes, or any broker-dealer that purchased any of the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer that will receive Exchange Notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities must deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Consequences of Not Exchanging Original Notes	If you do not exchange your original notes in the exchange offers, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. In general, you may offer or sell your original notes only:

•      if they are registered under the Securities Act and applicable state securities laws;

•       if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•      if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your original notes will continue to accrue interest, they will generally retain no rights under the registration rights agreement applicable to the original notes. We currently do not intend to register any series of original notes under the Securities Act. Under some circumstances, holders of the original notes, including holders that are not permitted to participate in the exchange offers or that may not freely sell Exchange Notes received in the exchange offers, may require us to file, and to cause to become effective, a shelf registration statement covering resales of original notes by these holders. For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see “The Exchange Offers—Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offers—Registration Rights Agreement.”

Risk Factors	For a discussion of significant factors you should consider carefully before deciding to participate in the exchange offers, see “Risk Factors” beginning on page 9 of this prospectus.

Summary of the Terms of the Exchange Notes

The following is a brief summary of the principal terms of the Exchange Notes. The form and terms of each series of Exchange Notes are identical to those of the corresponding series of original notes except that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the Exchange Notes. Each series of Exchange Notes will evidence the same debt as the corresponding series of original notes exchanged and will be governed by the same Indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the Exchange Notes, see the section of this prospectus entitled “Description of the Exchange Notes.”

Issuer	Constellation Energy Generation, LLC

Securities Offered

Up to $646,822,000 of Exchange 2029 notes

Up to $847,655,000 of Exchange 5.00% 2031 notes

Up to $795,179,000 of Exchange 3.750% 2031 notes , in each case that will be issued in a transaction registered under the Securities Act.

Maturity	The Exchange 2029 notes mature on February 1, 2029, the Exchange 5.000% 2031 notes mature on February 1, 2031 and the Exchange 3.750% 2031 notes mature on March 1, 2031.

Interest

If your original notes are accepted for exchange, you will receive interest on the corresponding series of Exchange Notes for the period commencing on (and including) the last interest payment date on which interest was paid on the original notes, and not on such original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Interest on the Exchange 2029 notes and the Exchange 5.00% 2031 notes will be paid semi-annually on February 1 and August 1 of each year. We will pay interest on the Exchange 3.750% 2031 notes on March 1 and September 1 of each year.

Optional Redemption

We may on any one or more occasions redeem all or a part of the Exchange 2029 notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth under the caption “Description of the Exchange Notes—Optional Redemption— Exchange 2029 Notes,” plus accrued and unpaid interest, if any, on the Exchange 2029 notes redeemed, to but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on February 1 of the years indicated under the caption “Description of the original notes—Optional Redemption— Exchange 2029 notes,” subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

At any time prior to February 1, 2027, we may on any one or more occasions redeem all or a part of the Exchange 5.000% 2031 notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Exchange 5.000% 2031 notes redeemed, plus the Applicable Premium (as defined herein) as of, and accrued and unpaid interest, if any, to but excluding the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

On or after February 1, 2027, the Company may on any one or more occasions redeem all or a part of Exchange 3.750% 2031 notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth under the caption “Description of the Exchange Notes—Optional Redemption— Exchange 3.750% 2031 Notes” subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

Prior to December 1, 2030, in the case of the Exchange 3.750% 2031 notes, we may redeem the Exchange 3.750% 2031 notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange 3.750% 2031 notes matured on the Par Call Date (as defined under “Description of the Exchange Notes—Optional Redemption— Exchange 3.750% 2031 Notes”)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined under “Description of the Exchange Notes—Optional Redemption— Exchange 3.750% 2031 Notes”) plus 75 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the Exchange 3.750% 2031 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Exchange 3.750% 2031 notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Exchange 3.750% 2031 notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

See “Description of the Exchange Notes—Optional Redemption.”

Ranking	The Exchange Notes will constitute the senior unsecured debt of Constellation and will rank equally with all of our and its other existing and future senior obligations from time to time outstanding.

Denominations	The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Listing	We do not intend to list the Exchange Notes on any securities exchange or automated dealer quotation system. The Exchange Notes will be new securities for which there currently is no public market. See “Risk Factors—There may be no public market for the Exchange Notes.”

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page 9 of this prospectus, as well as the other information contained or incorporated herein by reference, before participating in the exchange offers and investing in the Exchange Notes offered hereby.

Use of Proceeds	We will not receive any proceeds from the issuance of any series of Exchange Notes in the exchange offers.

Trustee	The trustee for the Exchange Notes is U.S. Bank National Association.
Indenture

The Exchange Notes will be issued under the same Indenture as the original notes.

The Indenture provides for the issuance, from time to time, of debt securities in series (including the Exchange Notes to be issued in connection with the exchange offer) in an unlimited amount. We may issue additional securities from the Base Indenture from time to time.

Governing Law	The Indenture and the Exchange Notes will be governed by the laws of the Commonwealth of Pennsylvania.

Risk Factors

The decision to participate in the exchange offers and invest in the Exchange Notes involves substantial risk. You should carefully consider the following risk factors and all other information contained in or incorporated by reference into this prospectus, including Constellation and CEG Parent’s financial statements and the related notes, before deciding to participate in the exchange offers. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. If any of the following risks materialize, our business, financial condition or results of operations could be materially and adversely affected. In that case, you may lose some or all of your investment.

Risks Related to the Exchange Notes and the Exchange Offer

There may be no public market for the Exchange Notes.

We can give no assurances concerning the liquidity of any markets that may develop for the Exchange Notes offered by this prospectus, the ability of any investor to sell any of the Exchange Notes or the price at which investors would be able to sell them. If markets for the Exchange Notes do not develop, investors may be unable to resell the Exchange Notes for an extended period of time, if at all. If markets for the Exchange Notes do develop, they may not continue or it may not be sufficiently liquid to allow holders to resell any of the Exchange Notes. Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the Exchange Notes as collateral for loans.

The Indenture does not restrict the amount of additional debt that we may incur.

The Exchange Notes and the Indenture pursuant to which the Exchange Notes will be issued do not place any limitation on the amount of indebtedness that we or our subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes, a loss in the trading value of your Exchange Notes and a risk that one or more of the credit ratings of the Exchange Notes are lowered or withdrawn.

If we consummate the exchange offers, the liquidity and market value of any remaining non-exchanged original notes may be adversely affected.

Upon consummation of the exchange offer, the aggregate principal amount of original notes will be reduced by the amount of original notes exchanged. Securities with a smaller outstanding principal amount available for trading, or float, generally command a lower price than do comparable securities with a greater float. Therefore, the market price for original notes that are not submitted for exchange or not accepted by us may be adversely affected. A reduced float may also make the trading prices of any original notes that are not exchanged more volatile.

If you fail to exchange your original notes, they will continue to be restricted securities.

If you do not exchange your original notes for Exchange Notes pursuant to the exchange offers, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register any series of original notes under the Securities Act. After the exchange offers are consummated, the trading market for the remaining untendered original notes of each series may be small and inactive. In addition, if you are eligible to exchange your original notes in the exchanges offers and do not exchange your original notes in the exchange offers, you will no longer be entitled to have those original notes registered under the Securities Act.

The exchange offers may be cancelled or delayed.

We have reserved the right to terminate or withdraw the exchange offers, including solely in respect of one or more series of the original notes, in our sole discretion at any time and for any reason. Therefore, even if you properly submit a letter of transmittal prior to the expiration date and otherwise comply with the terms and conditions of the exchange offers, the exchange offers may not be consummated. Because of adjustments or other logistical challenges in exchanging original notes for Exchange Notes, among other things, the settlement of the exchange offers may be delayed. Accordingly, you may have to wait longer than expected to receive your Exchange Notes, during which time you will not be able to effect transfers of your original notes or Exchange Notes you are to receive in the exchange offer.

Holders of original notes that exchange could be subject to a different preference risk and period in bankruptcy than holders of original notes that do not participate in the exchange offer.

If we were to file a bankruptcy petition (or one were filed against us) within 90 days of the closing date of the exchange offers (or one year with respect to any statutory insiders of ours that participate in the exchange offers), and to the extent a bankruptcy court or other court of competent jurisdiction were then to conclude that the consideration received as part of the exchange offers constituted a transfer on account of antecedent debt related to the original notes, and any applicable defenses or exceptions do not apply, then those holders that participated in the exchange offers (or any subsequent transferee) may be subject to the avoidance of any consideration received as part of the exchange offers as a preferential transfer under applicable bankruptcy law. In contrast, those holders that do not participate in the exchange offers (and consequently would not be the beneficiaries of any new transfers from us on the closing date of the exchange offers) would not similarly be at risk in the event that we were to file a bankruptcy petition (or one were filed against us) within 90 days of the closing date of the exchange offers (or one year with respect to any statutory insiders of ours that participate in the exchange offers); instead, such parties would be at risk with regards to a potentially avoidable preferences only for any other transfers they may receive within 90 days (or one year, in the case of statutory insiders) of any bankruptcy filing by or against us.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your original notes in the exchange offers for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making activities or other trading activities must deliver a prospectus when it sells the Exchange Notes it receives in exchange for original notes in the exchange offers. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

Use of Proceeds

We will not receive any proceeds from the exchange offers. In consideration for issuing Exchange Notes, we will receive in exchange the applicable original notes of like principal amount. The original notes surrendered in exchange for Exchange Notes will be retired and cancelled.

The Exchange Offers

Purpose of the Exchange Offers

When we completed the issuance of the original notes in connection with a private offering on January 15, 2026, we entered into a registration rights agreement with respect to the original notes with the initial purchasers in the private offering. Under the registration rights agreement, we agreed to use our reasonable commercial efforts to file a registration statement with the SEC relating to the exchange offers within 180 days of the issuance of the original notes. We also agreed to use our reasonable commercial efforts to cause the registration statement to be declared effective under the Securities Act within 240 days of the issuance of the original notes (unless the registration statement is reviewed by the SEC, in which case within 300 days of the issuance of the original notes) and to consummate the exchange offers within 285 days of the issuance of the original notes (unless the registration statement is reviewed by the SEC, in which case within 345 days of the issuance of the original notes). The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes of the applicable series if we fail to comply with such filing, effectiveness and offer consummation requirements. See “—Registration Rights Agreement” below for more information on the additional interest we will owe if we do not complete the exchange offers within a specified timeline.

The exchange offers are not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and is available from us upon request. See “Where You Can Find More Information.”

Each broker-dealer that receives Exchange Notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Terms of the Exchange Offers

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange original notes that are properly tendered before 5:00 p.m., New York City time, on the expiration date and not validly withdrawn as permitted below. We will issue a like principal amount of Exchange Notes in exchange for the principal amount of the corresponding series of original notes tendered under the respective exchange offers. As used in this prospectus, the term “expiration date” means       , 2026, which is the twentieth day of the offering period. However, if we have extended the period of time for which the exchange offers are open with respect to any series of original notes, the term “expiration date” means the latest date to which we extend the relevant exchange offer.

As of the date of this prospectus, $646,822,000 aggregate principal amount of the original 2029 notes is outstanding, $847,655,000 aggregate principal amount of the original 5.000% 2031 notes is outstanding and $795,179,000 aggregate principal amount of the original 3.750% 2031 notes is outstanding. The original notes of each series were issued under the Indenture. Our obligation to accept original notes of each series for exchange in the exchange offers is subject to the conditions described below under “—Conditions to the Exchange Offers.” We reserve the right to extend the period of time during which any or all of the exchange offers is open. We may elect to extend the relevant exchange offer period if less than 100% of the original notes of the relevant series are tendered or if any condition to consummation of the relevant exchange offer has not been satisfied as of the expiration date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change in any or all of the exchange offers, we will extend the period of time during which the relevant exchange offer is open if necessary so that at least five business days remain in the relevant offering period following notice of the material change. In the event of such extension, and only in such event, we may delay acceptance for exchange of any original notes of the relevant series by giving written notice of the extension to the holders of original notes of such series as described below. During any extension period, all original notes of such series previously tendered will remain subject to the exchange offers and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the exchange offers.

Original notes of each series tendered in the exchange offers must be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No dissenter’s rights of appraisal exist with respect to the exchange offers.

We reserve the right to amend or terminate any or all of the exchange offers, and not to accept for exchange any original notes of the relevant series not previously accepted for exchange, upon the occurrence of any of the conditions of the relevant exchange offer specified below under “—Conditions to the Exchange Offers.” We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes of the relevant series as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date for such series.

Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Procedures for Tendering

Except as described below, a tendering holder must, at or prior to 5:00 p.m., New York City time, on the applicable expiration date:

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to U.S. Bank National Association, as the exchange agent, at the address listed below under the heading “—Exchange Agent;” or

•	if original notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message to the exchange agent at the address listed below under the heading “—Exchange Agent.”

In addition:

•	the exchange agent must receive, at or before 5:00 p.m., New York City time, on the applicable expiration date, certificates for the original notes, if any; or

•	the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC, the book-entry transfer facility.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or original notes to anyone other than the exchange agent.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:

•	by a registered holder of the original notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of original notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular original note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular original note prior to the expiration date. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured prior to the applicable expiration dates of the exchange offers. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of original notes, the letter of transmittal must be accompanied by a certificate of the original notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the original notes.

If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By signing or agreeing to be bound by the letter of transmittal, each tendering holder of original notes will represent, among other things:

•	that it is not an affiliate of ours;

•	the Exchange Notes will be acquired in the ordinary course of its business;

•	that it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•	if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to an exchange offer, we will accept, promptly after the expiration date, all original notes of the relevant series properly tendered. We will issue the applicable Exchange Notes promptly after the expiration of the relevant exchange offer and acceptance of the corresponding original notes. See “—Conditions to the Exchange Offers” below. For purposes of the exchange offers, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.

For each original note accepted for exchange, the holder of the original note will receive an exchange note of the corresponding series having a principal amount equal to that of the surrendered original note. Each series of Exchange Notes will bear interest from (and including) the last interest payment date on which interest was paid on the original notes. Accordingly, if your original notes are accepted for exchange, you will receive interest on the corresponding series of Exchange Notes for the period commencing on (and including) the last interest payment date on which interest was paid on the original notes, and not on such original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

In all cases, issuance of Exchange Notes for original notes will be made only after timely receipt by the exchange agent of:

•	certificates for the original notes, or a timely book-entry confirmation of the original notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes promptly after the expiration of the relevant exchange offer. In the case of original notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original notes will be returned or recredited promptly after the expiration of the relevant exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC at or prior to 5:00 p.m., New York City time, on the applicable expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Delivery of Exchange Notes issued in the exchange offers may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed below under “—Exchange Agent” at or prior to 5:00 p.m., New York City time, on the applicable expiration date.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program (“ATOP”) procedures to tender original notes. Any participant in the book-entry transfer facility may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer such original notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Withdrawal Rights

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address indicated below under “—Exchange Agent” before 5:00 p.m., New York City time, on the applicable expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the relevant series, certificate number or numbers and principal amount of the original notes;

•	in the case of original notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the original notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the original notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

•	specify the name in which the original notes are registered, if different from that of the depositor.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder promptly after the expiration of the relevant exchange offer. In the case of original notes tendered by book-entry transfer, the original notes will be credited to an account maintained with the book-entry transfer facility for the original notes promptly after the expiration of the relevant exchange offer. Properly withdrawn original notes may be re-tendered by following the procedures described under “ — Procedures for Tendering” above at any time on or before 5:00 p.m., New York City time, on the applicable expiration date.

Conditions to the Exchange Offers

Notwithstanding any other provision of the exchange offers, we shall not be required to accept for exchange, or to issue applicable Exchange Notes in exchange for, any original notes of the corresponding series, and may terminate or amend any or all of the exchange offers, if at any time prior to 5:00 p.m., New York City time, on the applicable expiration date any of the following events occurs:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that (i) might materially impair our ability to proceed with the applicable exchange offer; (ii) seeks to restrain or prohibit the making of the exchange offers; (iii) assesses or seeks any damages as a result thereof; of (iv) could result in a material delay in our ability to accept for exchange or exchange some or all of the original notes pursuant to the exchange offers; or

•	the applicable exchange offer or the making of any exchange by a holder of original notes of the relevant series would violate applicable law or any applicable interpretation of the SEC staff.

These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offers regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offers.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any original notes tendered, and no Exchange Notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as the exchange agent for the exchange offers. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

U.S. Bank Trust Company, National Association

333 Thornall St
Edison, NJ 08837

(732) 321-3956

Attn: Adina Casper

All other questions should be addressed to Constellation Energy Corporation, Attn: Investor Relations 1310 Point Street Baltimore, Maryland 21231-3380. If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the original notes and the Exchange Notes) other than underwriting discounts and commissions and transfer taxes, if any, and will indemnify the holders of the original notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offers, including out-of-pocket expenses for the exchange agent, will be paid by us.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of original notes in the exchange offers unless you instruct us to register Exchange Notes in the name of, or request that original notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of original notes that do not exchange their original notes for Exchange Notes under the exchange offers will remain subject to the restrictions on transfer of such original notes as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of any series of original notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the Exchange Notes of each series would generally be freely transferable by holders after the exchange offers without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any holder of original notes that is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or that intends to participate in the exchange offers for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretation of the SEC staff;

•	will not be able to tender its original notes of either series in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of original notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offers and there can be no assurance that the SEC staff would make a similar determination with respect to any or all series of Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights Agreement

The following description is a summary of the material provisions of the registration rights agreement. It does not restate the registration rights agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the original notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is available from us upon request. See “Where You Can Find More Information.”

On January 15, 2026, we and the initial purchasers in the private offering entered into a registration rights agreement with respect to the original notes. In the registration rights agreement, we agreed for the benefit of the holders of the original notes, to file a registration statement (the “Debt Exchange Registration Statement”) on an appropriate form under the Securities Act with respect to a proposed offer (each a “Registered Exchange Offer”) to exchange the original notes for a corresponding series of Exchange Notes issued under the Indenture and identical in all material respects to such original notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate). We agreed to use our reasonable commercial efforts to make this filing within 180 days of the issuance of the original notes.

We will have the ability to suspend the availability of the Debt Exchange Registration Statement for up to 45 consecutive days, but no more than an aggregate of 90 days during any consecutive 12-month period if we determine in our reasonable judgment, upon advice of counsel, that there is a valid purpose for such suspension under the Registration Rights Agreement.

Upon the Debt Exchange Registration Statement being declared effective, we will offer the Exchange Notes in exchange for surrender of the original notes issued in this offering. We will keep the Registered Debt Exchange open for not less than 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offers is mailed to registered holders of the original notes issued in this offering. For each note validly tendered to us pursuant to the Registered Debt Exchange and not withdrawn by the holder thereof, the holder of such note will receive an Exchange Note having a principal amount equal to that of the surrendered note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the note surrendered in exchange therefor or, if no interest has been paid on such note, from the date of its original issue.

SEC Interpretations

Based on existing interpretations of the Securities Act by the Staff of the Division of Corporation Finance of the SEC (the “Staff”) set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes issued pursuant to the Debt Exchange may be offered for resale, resold and transferred by the holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any holder of original notes issued in this offering who is an affiliate of ours or who intends to participate in the Registered Debt Exchange for the purpose of distributing the Exchange Notes, or any participating broker-dealer who holds the original notes issued in this offering to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretations of the Staff set forth in the above-mentioned no-action letters;
•	will not be able to tender its original notes in the Exchange Offers; and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own no-action letter, and there is no assurance that the Staff would make a similar determination with respect to the Exchange Notes as it has in such no-action letters to third parties.

Each holder of original notes issued in this offering, other than certain specified holders, who wishes to exchange those original notes for the Exchange Notes pursuant to the Registered Debt Exchange will be required to represent that:

•	it is not our affiliate;
•	the exchange notes to be received by it will be acquired in the ordinary course of its business; and
•	at the time of the consummation of the Registered Debt Exchange, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes.

In addition, in connection with resales of Exchange Notes, any broker-dealer who acquired original notes issued in this offering for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Staff has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes with the prospectus contained in the Debt Exchange Registration Statement. Under the Registration Rights Agreement, we will be required to allow such broker-dealers to use the prospectus contained in the Debt Exchange Registration Statement, for up to 180 days, subject to certain suspension periods, following the Registered Debt Exchange, in connection with the resale of Exchange Notes received in exchange for original notes acquired by such broker-dealers for their own account as a result of market-making trading activities.

Shelf Registration

In the event that:

(1)	we reasonably determine that changes in law or applicable interpretations of the Staff do not permit us to effect the Registered Debt Exchange;

(2)	the Registered Debt Exchange is not consummated on or prior to the 365th day following the issuance date of the original notes; or

(3)	a holder notifies us within 20 business days following consummation of the Registered Debt Exchange that it is not permitted by applicable law or SEC policy to participate in the Registered Debt Exchange, that it may not resell Exchange Notes with the prospectus contained in the Debt Exchange Registration Statement or that it is a broker dealer and owns original notes acquired directly from us or one of our affiliates, then we will at our cost in lieu of effecting (or, in the case of such a request by a holder, in addition to effecting) the registration of the Exchange Notes pursuant to the Debt Exchange Registration Statement:

(1)	as promptly as practicable, file with the SEC a shelf registration statement (Shelf Registration Statement) to cover resales of the original notes;
(2)	use our reasonable commercial efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act not later than 365 days after the issuance date of the original notes; and
(3)	use our reasonable commercial efforts to keep effective the Shelf Registration Statement until the earlier of one year after the issuance date of the original notes (plus the number of days in any suspension period (described below)) and the date all of the original notes covered by the Shelf Registration Statement have been sold.

We will have the ability to suspend the availability of the Debt Exchange Registration Statement for up to 45 consecutive days, but no more than an aggregate of 90 days during any consecutive 12-month period if we determine in our reasonable judgment, upon advice of counsel, that there is a valid purpose for such suspension under the Registration Rights Agreement.

In the event of the filing of a Shelf Registration Statement, we will provide to each holder of original notes that are covered by the Shelf Registration Statement copies of the prospectus that is a part of the Shelf Registration Statement and notify such holder when the Shelf Registration Statement has become effective. A holder of original notes issued in this offering that sells the original notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including indemnification obligations). In addition, each holder of original notes issued in this offering will be required to deliver to us information to be used in connection with the Shelf Registration Statement and to provide comments to us on the Shelf Registration Statement in order to have such holder’s original notes included in the Shelf Registration Statement and to benefit from the provisions regarding the increase in the interest rate borne by the original notes described below.

Additional Interest

If a “registration default” (as defined in the Registration Rights Agreement) occurs with respect to original notes of a particular series that are registrable securities, then additional interest shall accrue on the principal amount of the notes of such series that are registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 0.50% per annum). The additional interest will cease to accrue when the registration default is cured. The foregoing amounts shall not increase, even if more than one registration default has occurred and is continuing. Notwithstanding the foregoing, a holder of original notes who is not entitled to the benefits of the Shelf Registration Statement shall not be entitled to any increase in the interest rate borne by the original notes as a result of a registration default that pertains to the Shelf Registration Statement.

A “registration default” occurs with respect to a series of the original notes if (1) Constellation has not exchanged Exchange Notes for all original notes validly tendered in accordance with the terms of the Registered Debt Exchange on or prior to the 180th day after the issuance of the original notes or, if a shelf registration statement is required and has not become effective, on or prior to the 180th day after the later of (i) the 365th day after the issuance of the original notes and (ii) the date on which Constellation receives a shelf request or (2) if applicable, a Shelf Registration Statement covering resales of the original notes has become effective and such Shelf Registration Statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities at any time in any 12-month period during the required effectiveness period and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A registration default is cured with respect to a series of original notes, and additional interest ceases to accrue on any registrable securities of such series of original notes, when the Registered Debt Exchanges are completed or the Shelf Registration Statement becomes effective, or when the Shelf Registration Statement again becomes effective or the prospectus again becomes usable, as applicable, or when the notes of such series cease to be “registrable securities.”

The Registration Rights Agreement defines “registrable securities” initially to mean the original notes (and any guarantees thereof). Each series of the original notes will cease to be registrable securities upon the earliest to occur of (i) when a registration statement with respect to such notes has become effective under the Securities Act and such notes have been exchanged or disposed of pursuant to such registration statement; (ii) when such notes cease to be outstanding; (iii) except in the case of such notes that otherwise remain registrable securities and that are held by a holder and that are ineligible to be exchanged in an exchange offer, when such exchange offer is consummated; or (iv) when such original notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that Constellation shall have removed or caused to be removed any restrictive legend on the original notes.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the original notes is payable.

Governing Law

The Registration Rights Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Description of the Exchange Notes

The following description of the Exchange Notes is only a summary and is not intended to be comprehensive.

General

The original notes were issued and the Exchange Notes will be issued under the Indenture. Subject to the limitations described in this prospectus, we may issue additional notes under the Indenture with the same priority as the Exchange Notes offered hereby, including notes having the same series designation and terms (except for the issue date) as the Exchange Notes offered hereby, without the approval of the holders of any notes outstanding under the Indenture, including the holders of any series the Exchange Notes offered hereby.

The Exchange Notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt. The original notes will be denominated in United States dollars and principal and interest will be paid in United States dollars. The Exchange Notes will not be subject to any conversion, amortization, or sinking fund.

The Exchange Notes will not be guaranteed by, or otherwise be obligations of, our parent CEG Parent or any of our direct or indirect subsidiaries or affiliates. References in this description of the original notes to “we,” “our” or the “company” are to Constellation Energy Generation, LLC and not its subsidiaries and references to “indenture securities” means debt securities issued under the Indenture, including the Exchange Notes.

In the discussion that follows, references to paying principal on the Exchange Notes are to payment at maturity or redemption.

The following summaries of certain provisions of the Exchange Notes and the Indenture do not purport to be complete and are subject, and qualified in their entirety by reference, to all of the provisions of the Exchange Notes and the Indenture, including the definitions of terms therein. We recommend that you read the Indenture, a copy of which may be obtained from the trustee.

The terms of the Exchange Notes will not necessarily afford you protection in the event of particular transactions or upon the occurrence of particular events that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transactions involving us or our subsidiaries, whether or not in connection with a change of control. As a result, we could enter into such transactions even though the transaction could adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the Exchange Notes. The Exchange Notes will not contain any provisions that will require us to redeem, or permit the holders of the notes to cause a redemption or purchase of, the Exchange Notes upon the occurrence of any particular event. However, we may redeem some or all of the Exchange Notes at any time or from time to time prior to maturity, at our option, as described in this prospectus under “—Optional Redemption” below.

Interest Rate and Maturity

Interest on the 2029 Exchange notes and the Exchange 5.00% Exchange 2031 notes will be paid semi-annually on February 1 and August 1 of each year. We will pay interest on the Exchange 3.750% 2031 notes on March 1 and September 1 of each year.

The Exchange 2029 notes mature on February 1, 2029, the Exchange 5.000% 2031 notes mature on February 1, 2031 and the Exchange 3.750% 2031 notes mature on March 1, 2031

Each series of Exchange Notes will bear interest from (and including) the last interest payment date on which interest was paid on the original notes. Accordingly, if your original notes are accepted for exchange, you will receive interest on the corresponding series of Exchange Notes for the period commencing on (and including) the last interest payment date on which interest was paid on the original notes, and not on such original notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months. On each interest payment date, we will pay interest on each exchange note to the person in whose name the exchange note is registered at the close of business on the record date for such interest. The record date for each interest payment date in respect of the Exchange Notes will be the close of business on the Business Day immediately preceding the applicable interest payment date. If any interest payment date falls on a day that is not a Business Day, payment will be made on the next Business Day and no additional interest or other payment will be paid in respect of such delay. “Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banking institutions in New York City are generally authorized or required by law or executive order to be closed.

Ranking

The Exchange Notes will constitute the senior unsecured debt of Constellation and will rank equally with all of our and its other existing and future senior obligations from time to time outstanding.

Form and Denomination

The Exchange Notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Exchange Notes will initially be issued in “book-entry only form,” represented by a permanent global debt security (the “Global Notes”) registered in the name of DTC’s nominee, Cede & Co. , in each case for credit to an account of a direct or indirect participant in DTC , or its nominee. However, we reserve the right to issue Exchange Notes in certificated form registered in the name of the noteholders. For so long as the Exchange Notes are registered in the name of DTC or its nominee, we will pay the principal, premium, if any, and interest due on the Exchange Notes to DTC for payment to its participants for subsequent disbursement to the beneficial owners. For further information on DTC and its practices, see “Book-Entry System” below.

Optional Redemption

Any optional redemption may be conditioned upon the consummation of one or more other transactions, including any debt or equity issuance by us or any of our parent companies or subsidiaries. The Trustee shall not have responsibility for calculating any redemption price

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of original notes to be redeemed.

In the case of a partial redemption, original notes in definitive form will be selected for redemption by lot by the Trustee. No original notes of a principal amount of $2,000 or less will be redeemed in part. If any Constellation Note in definitive form is to be redeemed in part only, the notice of redemption that relates to such Constellation Note will state the portion of the principal amount of the Constellation Note to be redeemed. A new Constellation Note in definitive form in a principal amount equal to the unredeemed portion of the original Constellation Note in definitive form will be issued in the name of the holder of such Constellation Note upon surrender for cancellation of the original definitive Constellation Note. For so long as the original notes are in global form and held by DTC (or another depositary), the redemption of the original notes, including the selection of original notes in the case of a partial redemption, shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the original notes or portions thereof called for redemption.

Exchange 2029 notes

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We may on any one or more occasions redeem all or a part of the Exchange 2029 notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Exchange 2029 notes redeemed, to but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2026	102.313%
2027	101.156%
2028 and thereafter	100.000%

Exchange 5.000% 2031 Notes

At any time prior to February 1, 2027, we may on any one or more occasions redeem all or a part of the Exchange 5.000% 2031 notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Exchange 5.000% 2031 notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

On or after February 1, 2027, the Company may on any one or more occasions redeem all or a part of the Exchange 5.000% 2031 notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Exchange 5.000% 2031 notes redeemed, to but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2027	101.667%
2028	100.833%
2029 and thereafter	100.000%

“Applicable Premium” means, with respect to any Exchange 5.000% 2031 notes on any redemption date, as calculated by us, the greater of:

(1)	1.0% of the principal amount of the Exchange 5.000% 2031 notes; or

(2)	the excess of:

a.	the present value at such redemption date of (i) the redemption price of the Note at February 1, 2027 (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments due on the Note through February 1, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 75 basis points; over

b.	the principal amount of the Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2027; provided, however, that if the period from the redemption date to February 1, 2027 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Exchange 3.750% 2031 Notes

At any time prior to December 1, 2030, in the case of the Exchange 3.750% 2031 notes (the “Par Call Date”) we may redeem the Exchange 3.750% 2031 notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 75 basis points, less (b) interest accrued to the date of redemption; and,

(2)	100% of the principal amount of the notes then outstanding to be redeemed, plus, in each case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Exchange 3.750% 2031 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Exchange 3.750% 2031 notes being redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, notes in definitive form will be selected for redemption by lot by the Trustee. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note in definitive form is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new note in definitive form in a principal amount equal to the unredeemed portion of the original note in definitive form will be issued in the name of the holder of such note upon surrender for cancellation of the original definitive note. For so long as the notes are in global form and held by DTC (or another depositary), the redemption of the notes, including the selection of notes in the case of a partial redemption, shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.

Restriction on Sales and Leasebacks

We may not enter into any sale and leaseback transaction with any Subsidiary. In addition, we may not enter into any sale and leaseback transaction unless we comply with this restrictive covenant. A “sale and leaseback transaction” generally is an arrangement between us and a Subsidiary, bank, insurance company or other lender or investor where we lease real or personal property which was or will be sold by us to that Subsidiary, lender or investor.

We can comply with this restrictive covenant if we meet either of the following conditions:

•	the sale and leaseback transaction is entered into prior to, concurrently with or within 90 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the property; or

•	we could otherwise grant a lien on the property as a permitted lien described in “—Limitation on Liens.”

Events of Default

We will be subject to an “event of default” under the Indenture if any of the following occurs:

•	failure to pay interest for 60 days after the date payment is due and payable; provided that if we extend an interest payment period in accordance with the terms of the indenture securities, the extension will not be a failure to pay interest;

•	failure to pay principal or premium, if any, on any indenture security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make any sinking fund payments when due;

•	failure to perform other covenants under the Indenture for 60 days after the trustee has notified us that performance was required; or

•	bankruptcy, insolvency or reorganization of our company.

In addition to the events of default described in the Indenture, an event of default under the original notes will include:

•	an event of default, as defined in any of our instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of our company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of which, and interest on which, does not individually, or in the aggregate, exceed $100,000,000; or

•	one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against us or any of our properties in an aggregate amount in excess of $100,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings.

We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indenture. The Indenture provides that the trustee may withhold notice of a default (except payment defaults) to the holders of indenture securities of the series to which the default applies if the trustee considers it in the interests of those holders of those indenture securities to do so.

An event of default for a particular series of indenture securities does not necessarily constitute an event of default for any other series of indenture securities issued under the Indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of indenture securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of outstanding indenture securities of each affected series may declare the entire principal amount of all the indenture securities of that series (or, if the indenture securities of that series are original issue discount securities, that portion of the principal amount as may be specified in the terms thereof) to be due and payable immediately.

Where an event of default has occurred and is continuing with respect to the outstanding indenture securities of a series, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of the outstanding indenture securities of that series, unless those holders have offered the trustee reasonable indemnity against the expenses and liabilities that it might incur in compliance with the request that the trustee take action in response to an event of default. Subject to these provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding indenture securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the indenture securities of that series.

The holders of a majority in principal amount of the outstanding indenture securities of a series may, on behalf of the holders of all indenture securities of that series, waive any past default under the Indenture with respect to that series and its consequences, except a default (1) in payment of the principal of (or premium, if any) or interest, or any additional amounts payable in respect of any indenture security of that series or (2) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected outstanding indenture security of that series.

The Indenture imposes limitations on suits brought by holders of indenture securities against us. Except for actions for payment of overdue principal or interest, no holder of indenture securities of any series may institute any action against us under the Indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the affected outstanding indenture securities have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days after the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding indenture securities of that series.

Modification or Waiver

The Indenture provides that the trustee and we may modify and amend the Indenture and enter into supplemental indentures without the consent of any holders of indenture securities to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of indenture securities;

•	cure any ambiguity or correct any inconsistency in the Indenture, provided that this action does not adversely affect the interests of holders of any series of indenture securities in any material respect;

•	evidence and provide for the acceptance of appointment by a successor trustee; and

•	to make any change that would provide any additional rights or benefits to the holders of indenture securities or that does not adversely affect the legal rights under the Indenture of any holder.

The Indenture also provides that the trustee and we may, with the consent of the holders, add, eliminate or modify in any way the provisions of the Indenture or modify in any manner the rights of the holders of the indenture securities. Consent of the holders means holders of not less than a majority in aggregate principal amount of indenture securities of all affected series then outstanding, voting as one class. We cannot do this, however, for those matters requiring the consent of each holder as described below.

The trustee and we may not without the consent of the holder of each outstanding indenture security affected thereby:

•	extend the final maturity of any indenture security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	reduce the amount of the principal of any indenture security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to sue for the enforcement of any payment on any indenture security when due; or

•	reduce the percentage of holders of indenture securities of any series whose consent is required for any modification of the Indenture

In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, (1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would then be due and payable upon acceleration of the maturity thereof and (2) indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor will be disregarded.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

We may discharge obligations to holders of original notes that have not already been delivered to the trustee for cancellation and that have either become due and payable or are to become due and payable, or are scheduled for redemption, within one year. We may discharge these obligations by irrevocably depositing with the trustee cash or “U.S. Government Obligations” (as defined below), as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of and interest on the original notes.

We may also discharge any and all of our obligations to holders of original notes at any time, referred to as “defeasance.” We may also be released from the obligations imposed by any covenants of the original notes and provisions of the Indenture, and we may avoid complying with those covenants without creating an event of default under the Indenture, referred to as “covenant defeasance.” We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. Government Obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, and interest on all outstanding original notes; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (1) in the case of covenant defeasance, the holders of the series of indenture securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance, and will be subject to tax in the same manner and at the same time as if no covenant defeasance had occurred and (2) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable U.S. federal income tax law, and based thereon, the holders of the series of indenture securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance, and will be subject to tax in the same manner as if no defeasance had occurred.

Although we may discharge or decrease our obligations under the original notes and the Indenture as described in the two preceding paragraphs, we may not avoid, among other things, the rights and obligations of the trustee under the Indenture, to register the transfer or exchange of original notes, to replace any temporary, mutilated, destroyed, lost or stolen original notes or to maintain an office or agency in respect of any series of indenture securities.

If we effect covenant defeasance with respect to any original notes and those original notes are declared due and payable because of the occurrence of any event of default other than the event of default resulting from a failure to comply with any covenant in the Indenture after the notice served therefor has elapsed, the amount of U.S. Government Obligations and funds on deposit with the trustee will be sufficient to pay amounts due on those original notes at the time of their stated maturity but may not be sufficient to pay amounts due on those original notes at the time of the acceleration resulting from that event of default. In that case, we would remain liable to make payment of those amounts due at the time of acceleration.

If the trustee or any paying agent is prevented by a court or governmental authority from applying any money deposited with the trustee in accordance with the Indenture, then our obligations under the Indenture and the original notes shall be revived and reinstated as though no deposit had occurred pursuant to the Indenture. Thereafter, our obligation will continue until such time as the trustee or paying agent is permitted to apply all money in accordance with the Indenture. Any payment of principal of (or premium, if any) or interest that we make on any Constellation Note following the reinstatement of our obligations will be subrogated to the rights of the holders of those original notes to receive such payment from the money held by the trustee or paying agent.

As used above, “U.S. Government Obligations” means securities that are (1) direct obligations of the United States or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the trustee in the normal course of business.

Governing Law

The Indenture and the original notes will be governed by the laws of the Commonwealth of Pennsylvania.

Open Market Purchases

We may acquire the Exchange Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Book-Entry System

We will issue the Exchange Notes in the form of one or more global notes in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global notes will be deposited with DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. We do not intend this internet address to be an active link or to otherwise incorporate the content of the website into this prospectus.

Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the Initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear further advises that investors that acquire, hold and transfer interests in the Exchange Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Purchases of Exchange Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Exchange Notes in DTC’s records. The ownership interest of each actual purchaser of Exchange Notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the Exchange Notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Exchange Notes, except in the event that use of the book-entry system for the Exchange Notes is discontinued.

To facilitate subsequent transfers, all Exchange Notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Exchange Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Exchange Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Exchange Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global notes from any beneficial owner or otherwise.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

So long as DTC’s nominee is the registered owner of the global notes, such nominee for all purposes will be considered the sole owner or holder of the Exchange Notes for all purposes under the Indenture. Except as provided below, beneficial owners will not be entitled to have any of the Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Exchange Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Exchange Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

All payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the Trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the Exchange Notes at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In the event that a successor securities depositary is not obtained under the above circumstances, or, alternatively, if an event of default with respect to the Exchange Notes has occurred and is outstanding, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global notes representing such Exchange Notes.

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the Exchange Notes to or receiving interests in the Exchange Notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the Exchange Notes received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such Exchange Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such Business Day. Cash received by Clearstream or Euroclear as a result of sales of interests in the Exchange Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Neither we or the Trustee will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in the Exchange Notes, or payments to, or the providing of notice to direct participants or beneficial owners.

Material United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the exchange offers to beneficial holders whose unregistered original notes are tendered and accepted in the exchange offer, including the acquisition, ownership, and disposition of registered Exchange Notes acquired pursuant to the exchange offer. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s particular circumstances or to certain types of holders subject to special treatment under U.S. federal income tax laws (such as banks and thrifts, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, trusts and estates, partnerships or other pass-through entities, or investors in such pass-through entities, persons holding original notes or Exchange Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, government agencies or instrumentalities, persons that acquire original notes or Exchange Notes in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, controlled foreign corporations, passive foreign investment companies, and U.S. expatriates). In addition, the discussion does not consider the effect of any alternative minimum taxes or foreign, state, local or other tax laws, or any U.S. tax considerations (such as estate or gift tax laws) other than certain U.S. federal income tax considerations that may be applicable to particular holders. Further, this summary assumes that holders hold their original notes and Exchange Notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not address the tax consequences to any shareholder, beneficiary or other owner of a holder of original notes or Exchange Notes.

This summary is based on the Code and the U.S. Treasury regulations, rulings, administrative pronouncements, and judicial decisions thereunder as of the date hereof, all of which are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed in this summary. We have not obtained, nor do we intend to obtain, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not challenge any of the conclusions set forth herein.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds original notes or Exchange Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Holders that are partnerships holding original notes or Exchange Notes (and partners in such partnerships) are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the exchange offers and the acquisition, ownership, and disposition of Exchange Notes acquired pursuant thereto.

As used in this summary, a “U.S. Holder” means a beneficial owner of original notes or Exchange Notes that is, for U.S. federal income tax purposes:

an individual citizen or resident of the United States,

a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, a “Non-U.S. Holder” means a beneficial owner of original notes or Exchange Notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder. Special rules may apply Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

EACH HOLDER OF ORIGINAL NOTES IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF THE ORIGINAL NOTES AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES IF SUCH HOLDER TENDERS ORIGINAL NOTES IN THE EXCHANGE OFFER, INCLUDING THE EXTENT TO WHICH SUCH HOLDER’S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE GENERAL RESULTS OUTLINED HEREIN, AS WELL AS THE CONSEQUENCES OF THE TAX LAWS OF ANY NON-U.S. OR U.S. STATE OR LOCAL TAXING JURISDICTION OR TAX TREATY.

Effect of Certain Contingencies

In certain circumstances (see, e.g., “Description of the Exchange Notes—Optional Redemption”), we may be obligated to pay amounts in excess of stated interest or principal on the Exchange Notes. Our obligation to pay such excess amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments,” in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences described herein. Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies in the aggregate are considered “remote” or “incidental.”

We believe and intend to take the position that the foregoing contingencies should be treated as remote and/or incidental. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. However, this determination is inherently factual and we can provide no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could adversely affect the timing and amount of a holder’s income and could cause any gain from the sale or other disposition of an exchange note to be treated as ordinary income, rather than capital gain. Holders are urged to consult their own tax advisors regarding the potential application to the Exchange Notes of the contingent payment debt instrument regulations and the consequences thereof. The remainder of this summary assumes that the Exchange Notes will not be considered contingent payment debt instruments.

Tax Consequences to U.S. Holders

Tax Consequences to U.S. Holders Who Do Not Participate in the Exchange Offer

We believe that the exchange offers (described under “Description of the Exchange Offer”) will not be taxable events to a U.S. Holder for U.S. federal income tax purposes if such holder does not exchange any original notes in the exchange offer. Such holder will have the same adjusted tax basis and accrued market discount (if any) in, and holding period for the original notes held by such holder as such holder had immediately prior to the exchange. A U.S. Holder who does not elect to participate in the exchange should consult its own tax advisor regarding the consequences of not participating in the exchange.

Tax Consequences to U.S. Holders Who Participate in the Exchange Offer

The exchange of an original note for an exchange note pursuant to the exchange offers should not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, a U.S. Holder should not recognize any gain or loss upon the receipt of an exchange note pursuant to the exchange offer. The holding period for an exchange note should include the holding period of the original note exchanged pursuant to the exchange offer, and the initial tax basis in an exchange note should be the same as the adjusted tax basis in the original note as of the time of the exchange. The U.S. federal income tax consequences of holding and disposing of an exchange note received pursuant to the exchange offers generally should be the same as the U.S. federal income tax consequences of holding and disposing of an original note.

Ownership of the Exchange Notes by U.S. Holders

Stated Interest of the Exchange Notes. Interest on an exchange note will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium. If a U.S. Holder purchased original notes after their original issuance date for an amount that is greater than the sum of all remaining payments on the notes other than stated interest, such U.S. Holder will have an initial tax basis in the notes in excess of the stated principal amount of the notes and will be treated as having purchased the notes with “amortizable bond premium” in an amount equal to such excess. Amortizable bond premium on original notes should carry over to the Exchange Notes received in exchange therefor. A U.S. Holder may elect to amortize this premium using a constant yield method over the term of the notes and generally may offset interest in respect of the notes otherwise required to be included in income by the amortized amount of the premium for the taxable year. A U.S. Holder that elects to amortize bond premium may reduce its tax basis in its notes by the amount of the premium amortized in any taxable year. An election to amortize bond premium is binding once made and applies to all notes held by the U.S. Holder at the beginning of the first taxable year to which this election applies and to all bonds thereafter acquired. U.S. Holders are urged to consult their own tax advisors concerning the computation and amortization of any bond premium on their Exchange Notes.

Market Discount. If a U.S. Holder purchased original notes after their original issuance date for an amount that is less than their stated principal amount, such Holder will be treated as having purchased the notes with “market discount” unless the discount is less than a specified de minimis amount. Market discount on original notes should carry over to the Exchange Notes received in exchange therefor. Under the market discount rules, a U.S. Holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of an exchange note as ordinary income to the extent of any accrued market discount that has not previously been included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. Holder’s acquisition of the note to the maturity date of the note, unless the U.S. Holder made an election to accrue market discount on a constant yield basis. Accrued market discount on original notes that has not previously been included in income by a U.S. Holder should carry over to the Exchange Notes received in exchange therefor. A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity date or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues on either a ratable or a constant yield basis, in which case the rules described above regarding (1) the treatment as ordinary income of gain upon the disposition of the note and (2) the deferral of interest deductions will not apply. Currently included market discount is generally treated as ordinary interest income for U.S. federal income tax purposes. An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS. U.S. Holders are urged to consult their own tax advisors before making this election.

Sale, Exchange or other Taxable Disposition of the Exchange Notes. Upon the disposition of Exchange Notes by sale, exchange, retirement, redemption or other taxable disposition, a U.S. Holder will recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than any amounts attributable to accrued but unpaid cash interest, which will be taxed as ordinary interest income to the extent not previously so taxed) and (ii) the U.S. Holder’s adjusted tax basis in the Exchange Notes immediately before the disposition. A U.S. Holder’s adjusted tax basis generally will be equal to the U.S. Holder’s initial tax basis in the Exchange Notes, increased by any market discount and decreased by any bond premium amortized by such holder with respect to the Exchange Notes. Except to the extent of any accrued market discount on the Exchange Notes (or carried over from the original notes) as described above under “— Market Discount,” with respect to which any gain will be treated as ordinary income, a U.S. Holder’s gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held such note for longer than one year. Certain non-corporate U.S. Holders are generally subject to a reduced federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding.

In general, we must report certain information to the IRS with respect to payments of stated interest and payments of the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note to certain U.S. Holders, except in the case of an exempt recipient (such as a corporation). The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 24 percent, with respect to the foregoing amounts if (1) the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding, (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (3) there has been a notified payee underreporting described in Section 3406(c) of the Code or (4) the payee has not certified under penalties of perjury that it has furnished a correct TIN, that it is a United States person and that the IRS has not notified the payee that it is subject to backup withholding under the Code.

Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s United States federal income tax liability, if any, and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the effect, if any, of the backup withholding rules on their particular circumstances.

Net Investment Income.

An additional 3.8% tax will be imposed on certain U.S. Holders who are individuals, trusts, or estates (other than certain exempt trusts or estates) on the lesser of (1) the U.S. Holder’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts, should consult their tax advisors regarding the applicability of the net investment income tax to income and gains in respect of their investment in the notes.

Tax Consequences to Non-U.S. Holders

Tax Consequences to Non-U.S. Holders Who Do Not Participate in the Exchange Offer

We believe that the exchange offers will not result in a taxable event to a Non-U.S. Holder for U.S. federal income tax purposes if such holder does not exchange any original notes in the exchange offers (described under “Description of the Exchange Offer”). A Non-U.S. Holder who does not elect to participate in the exchange offers should consult its own tax advisor regarding the consequences of not participating in the exchange offers.

Tax Consequences to Non-U.S. Holders Who Participate in the Exchange Offer

A Non-U.S. Holder should generally not be subject to tax on any gain recognized on the exchange of original notes for Exchange Notes except to the extent described below under “—Ownership of the Exchange Notes by Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of the Exchange Notes,” treating the reference therein to the Exchange Notes as a reference to the original notes. Amounts attributable to accrued but unpaid interest on the original notes should be treated as ordinary interest income and will generally be subject to the rules described below under “—Ownership of the Exchange Notes by Non-U.S. Holders—Stated Interest of the Exchange Notes,” treating the references therein to interest as references to accrued but unpaid interest and the references therein to Exchange Notes as references to the original notes. Non-U.S. Holders should consult their own tax advisors on the treatment of accrued but unpaid interest on the original notes.

Ownership of the Exchange Notes by Non-U.S. Holders

Stated Interest of the Exchange Notes. Subject to the discussions of backup withholding and FATCA below, interest income of a Non-U.S. Holder that is not effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder will qualify for the “portfolio interest exemption” and, therefore, will not be subject to U.S. federal income tax or withholding, provided that:

the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury regulations thereunder;

the Non-U.S. Holder is not a controlled foreign corporation related to us, actually or constructively through the stock ownership rules under Section 864(d)(4) of the Code;

the Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

the beneficial owner gives us or our paying agent an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a Non-U.S. Holder.

If not all of these conditions are met, interest on the Exchange Notes paid to a Non-U.S. Holder that is not effectively connected with a U.S. trade or business (and not attributable to a permanent establishment maintained in the U.S. under an applicable income tax treaty) carried on by the Non-U.S. Holder will generally be subject to federal income tax and withholding at a 30% rate, unless an applicable income tax treaty reduces or eliminates such tax and the Non-U.S. Holder claims the benefit of that treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.

If interest on the Exchange Notes is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (“ECI”), the Non-U.S. Holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. Holder (and the 30% withholding tax described above will not apply, provided the appropriate statement is provided to the applicable withholding agent) unless an applicable income tax treaty provides otherwise. If a Non-U.S. Holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty if the Non-U.S. Holder claims the benefit of the treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed). In addition, a corporate Non-U.S. Holder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate, on its effectively connected earnings and profits attributable to such interest (subject to adjustments).

Sale, Exchange or Other Taxable Disposition of the Exchange Notes. Subject to the discussion below on FATCA (as defined below), a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of Exchange Notes (other than any amount representing accrued but unpaid interest on the exchange note, which is subject to the rules discussed above under “— Ownership of the Exchange Notes by Non-U.S. Holders — Stated Interest of the Exchange Notes”) unless: the gain is effectively connected with the conduct of a trade or business within the U.S. by the Non-U.S. Holder, or in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

If a Non-U.S. Holder falls under the first of these exceptions, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will be taxed on the net gain derived from the disposition of the Exchange Notes under the graduated U.S. federal income tax rates that are applicable to U.S. Holders and, if the Non-U.S. Holder is a foreign corporation, it may also be subject to the branch profits tax described above (unless a treaty reduces or eliminates such tax).

If an individual Non-U.S. Holder falls under the second of these exceptions, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower applicable treaty rate applies) on the amount by which all capital gains allocable to sources within the United States, including any gain derived from the taxable disposition of the Exchange Notes, exceeds such Non-U.S. Holder’s capital losses allocable to sources within the United States for the taxable year of the sale.

Information Reporting and Backup Withholding

The amount of interest on an exchange note paid to a Non-U.S. Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the Non-U.S. Holder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty (or information exchange agreement) to the tax authorities in the country in which the Non-U.S. Holder is resident.

Provided that a Non-U.S. Holder has complied with certain reporting procedures (usually satisfied by providing an applicable properly completed IRS Form W-8BEN or IRS Form W-8BEN-E) or otherwise establishes an exemption, the Non-U.S. Holder generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from a disposition of, an exchange note, unless we or our paying agent know or have reason to know that the holder is a U.S. person. Rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the taxable disposition (including a redemption or retirement) of an exchange note are as follows:

If the proceeds are paid to or through the United States office of a broker, a Non-U.S. Holder generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (usually on an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and does not have certain specified U.S. connections (a “U.S. Related Person”), a Non-U.S. Holder will not be subject to backup withholding or information reporting.

If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S. Related Person, a Non-U.S. Holder generally will be subject to information reporting (but generally not backup withholding) unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (usually on an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the backup withholding rules in their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding under current Treasury regulations.

Foreign Account Tax Compliance

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Holder will generally be subject to 30% U.S. withholding tax on interest payments on the notes if the holder is not FATCA compliant, or holds its notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the Exchange Notes as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the Exchange Notes as a result of the deduction or withholding of such tax.

Documentation that Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a Holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Exchange Notes.

Plan of Distribution

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe Exchange Notes issued under the exchange offers in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes that is an affiliate of ours or that intends to participate in the exchange offers for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offers, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the original notes and the Exchange Notes) other than underwriting discounts and commissions and transfer taxes, if any, and will indemnify the holders of the original notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Notwithstanding the foregoing, we may suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or requests additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

•	the suspension is required by law;

•	we determine that the continued effectiveness of the registration statement of which this prospectus forms a part and use of this prospectus would require disclosure of confidential information related to a material acquisition or divestiture of assets or a material corporate transaction, event or development; or

•	an event occurs or we discover any fact that makes any statement made in the registration statement of which this prospectus forms a part untrue in any material respect or that requires the making of any changes in such registration statement in order to make the statements therein not misleading.

We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offers.

Validity of the Exchange Notes

Ballard Spahr LLP will opine for us on whether the Exchange Notes are valid and binding obligations of Constellation and with respect to certain matters under the laws of the Commonwealth of Pennsylvania.

Experts

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Constellation Energy Generation, LLC for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Calpine Corporation as of December 31, 2025 and for the year ended December 31, 2025 incorporated in this Prospectus by reference to Constellation Energy Generation, LLC’s Current Report on Form 8-K/A dated April 17, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Calpine as of December 31, 2024 and for the years ended December 31, 2024 and 2023, and the related notes to the consolidated financial statements, included as Exhibit 99.1 to our Current Report on Form 8-K/A, filed April 17, 2026, have been incorporated by reference in this Prospectus in reliance on the reports of Deloitte and Touche LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

Constellation Energy Generation LLC

Offer to Exchange
$646,822,000 aggregate principal amount of outstanding 4.625% Senior Notes due 2029
(CUSIP Nos. 131347CP9 and U13055AV7)
for
$646,822,000 aggregate principal amount of newly issued 4.625% Senior Notes due 2029 that will be issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”)
(CUSIP No. ______)
and
$847,655,000 aggregate principal amount of outstanding 5.000% Senior Notes due 2031
(CUSIP Nos. 30161NBC4 and US30161NBC48)
for
$847,655,000 aggregate principal amount of newly issued 5.000% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act
(CUSIP No. ______)
and
$795,179,000 aggregate principal amount of outstanding 3.750% Senior Notes due 2031
(CUSIP Nos. 30161NBF7 and US30161NBF78)
for
$795,179,000 aggregate principal amount of newly issued 3.750% Senior Notes due 2031 that will be issued in a transaction registered under the Securities Act
(CUSIP No. _______)

The exchange offers will expire at 5:00 p.m., New York City time, on         , 2026, unless extended with respect to any or all series.

PROSPECTUS

APRIL        , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the PBCL), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.

CEG Parent’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys’ fees and disbursements) including in connection with any proceeding. CEG Parent’s Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from CEG Parent of a personal benefit to which the recipient is not legally entitled.

As permitted by PBCL Section 1713, CEG Parent’s Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of CEG Parent or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

CEG Parent has entered into indemnification agreements with each of its directors. CEG Parent also currently maintains liability insurance for its directors and officers. In addition, the directors, officers and employees of CEG Parent are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and CEG Parent is insured to the extent that it is required or permitted by law to indemnify the directors, officers and employees for such loss. The premiums for such insurance are paid by CEG Parent.

Constellation

Section 4.6 of Constellation’s operating agreement provides, as follows:

The Member shall, and any officer, employee or agent of the Company may in the Member’s absolute discretion, be indemnified by the Company to the fullest extent permitted by Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 and as may be otherwise permitted by applicable law.

Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that:

8945. Indemnification.

(a) General rule. Subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

(b) When indemnification is not to be made. Indemnification under subsection (a) shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness.

(c) Grounds. Indemnification under subsection (a) may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company. Such indemnification is declared to be consistent with the public policy of this Commonwealth.

(d) Payment of expenses. Expenses incurred by a member, manager or other person in defending any action or proceeding against which indemnification may be made under this section may be paid by the company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company.

(e) Rights to indemnification. The indemnification and advancement of expenses provided by or granted under this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to serve in the capacity as to which he was indemnified and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) Mandatory indemnification. Without regard to whether indemnification or advancement of expenses is provided under subsections (a) and (d), a limited liability company shall be subject to section 8331(2) (relating to rules determining rights and duties of partners) and both the members and the managers, if any, shall be deemed to be general partners for purposes of applying that section.

In addition, the officers and employees of Constellation are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the registrant is insured to the extent that it is required or permitted by law to indemnify the officers and employees for such loss. The premiums for such insurance are paid by Constellation.

Item 21. Exhibits.

The “Exhibit Index” on page II-7 is hereby incorporated by reference.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (7) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 17th day of April, 2026.

CONSTELLATION ENERGY GENERATION, LLC

/s/ JOSEPH DOMINGUEZ	/s/ SHANE P. SMITH
Joseph Dominguez	Shane P. Smith
President and Chief Executive Officer (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ MATTHEW N. BAUER
Matthew N. Bauer
Senior Vice President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 17th day of April, 2026.

CONSTELLATION ENERGY CORPORATION

/s/ JOSEPH DOMINGUEZ	/s/ SHANE P. SMITH
Joseph Dominguez	Shane P. Smith
President and Chief Executive Officer (Principal Executive Officer) and Director	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ MATTHEW N. BAUER
Matthew N. Bauer
Senior Vice President and Controller (Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Dominguez or Shane P. Smith and each or any one of them, his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 17th day of April, 2026.

Signature	Title	Date

/s/ YVES C. DE BALMANN Yves C. de Balmann	Director	April 17, 2026

/s/ BRADLEY M. HALVERSON Bradley M. Halverson	Director	April 17, 2026

/s/ CHARLES L. HARRINGTON Charles L. Harrington	Director	April 17, 2026

/s/ JULIE HOLZRICTER Julie Holzrichter	Director	April 17, 2026

/s/ DHIAA JAMIL Dhiaa Jamil	Director	April 17, 2026

/s/ ASHISH KHANDPUR Ashish Khandur	Director	April 17, 2026

/s/ ROBERT L. LAWLESS Robert L. Lawless	Chairman and Director	April 17, 2026

/s/ JOHN M. RICHARDSON John M. Richardson	Director	April 17, 2026

/s/ NNEKA RIMMER Nneka Rimmer	Director	April 17, 2026

/s/ EILEEN PATERSON Eileen Paterson	Director	April 17, 2026

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Organization, as amended, of Constellation (File No. 333-85496, Form 10-K, dated February 25, 2022, Exhibit 3.3).

3.2	Amended and Restated Operating Agreement of Constellation (File No. 333-85496, Form 10-K, dated February 25, 2022, Exhibit 3.4).

4.1	Indenture dated as of September 28, 2007 from Constellation to U.S. Bank Trust Company, National Association, as trustee (File No. 333-85496, Form 8-K dated September 28, 2007, Exhibit 4.1).

4.2*	Registration Rights Agreement, dated as January 15 2025, by and among Constellation Energy Generation LLC and the parties thereto from time to time.

5.1*	Opinion of Ballard Spahr LLP

23.1*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, relating to the financial statements of Constellation Energy Generation LLC.

23.3*	Consent of PricewaterhouseCoopers LLP, relating to the financial statements of Calpine Corporation.

23.4*	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included on signature pages hereof)

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee for the Indenture dated as of September 18, 2007.

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to DTC Participants

99.4*	Form of Letter to Clients

107+*	Filing Fee Table

* Filed herewith